Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Second Quarter 2018 Financial Results
Revenues Grew 32%; Company Increases Full-Year Billings and Revenue Outlook

SAN FRANCISCO - August 24, 2017 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal second quarter ended July 31, 2017.

Second Quarter 2018 Financial Highlights

•	Total revenues were $280.0 million, up 32% year-over-year.

•	Total billings were $303.4 million, up 32% year-over-year.

•	GAAP operating loss was $82.1 million; GAAP operating margin was negative 29.3%.

•	Non-GAAP operating profit was $14.7 million; non-GAAP operating margin was positive 5.2%.

•	GAAP loss per share was $0.60; non-GAAP earnings per share was $0.08.

•	Operating cash flow was $23.2 million with free cash flow of $20.3 million.

“I am pleased with the solid sales execution in Q2, particularly our results in EMEA,” said Doug Merritt, President and CEO, Splunk. “As I traveled across Europe, Asia and North America over the last two months, I was excited to see businesses, governments and universities adopting Splunk across multiple departments and use cases. Customer success and product innovation are at the heart of what we do. I am looking forward to the more than 140 customer presentations at .conf2017, our annual users conference, September 25-28 in Washington, D.C. It is an excellent opportunity to learn the many new ways that leading organizations are using Splunk software to solve problems and gain Operational Intelligence.”

Second Quarter 2018 and Recent Business Highlights:

Customers:

•	Signed over 500 new customers.

•
New and Expansion Customers Include: Athenahealth, Carnegie Mellon University, Carnival Cruise Lines, CentraCare Health System, Department of Homeland Security, DuluxGroup (Australia), Educational Testing Service, George Mason University, Harvard Business School, Klarna (Sweden), Long Beach Container Terminal, Maricopa County Office of Enterprise Technology, Panasonic Avionics, Regeneron, Shutterfly, SRT Communications, State of Montana, Swisscom (Switzerland), Uber, Verizon Enterprise Solutions and Webroot.

Products:

•	Announced Splunk Insights for AWS Cloud Monitoring, a solution that helps organizations drive more value from their journey to the cloud.

•	Introduced Splunk Insights for Ransomware, a new offering that delivers organizations an analytics solution to manage ransomware threats.

•	Released new versions of Splunk Enterprise 6.6 and Splunk Cloud to make it easier than ever for a wide range of users to leverage datasets, build dashboards, gain answers and share insights.

•	Released the latest version of Splunk Enterprise Security (ES) 4.7 to improve investigation efficiency and incident response, as well as provide insight from common SaaS applications.

•	Splunk and Booz Allen Hamilton announced a private beta of Booz Allen Cyber4Sight for Splunk, a new solution designed to empower security analysts and threat hunters with actionable intelligence.

•	Released new version of the Splunk Add-on for Microsoft Cloud Services in Splunkbase, which gives Splunk administrators the ability to collect events from various Microsoft Cloud Services APIs.

Corporate:

•	Splunk named the market share leader in the Worldwide IT Operations Analytics Software Market by IDC.

•	Splunk named the market share leader in the Worldwide IT Event and Log Management Software Market by IDC.

•
Announced the findings of a new IDC InfoBrief, “Investigation or Exasperation? The State of Security Operations,” revealing security teams are struggling to keep up with the rising volume of cyberattacks.

•	Announced the results of a new IDG Research survey, “Digital Transformation Trailblazing: A Data-Driven

Splunk Inc. | www.splunk.com

Approach,” showing digital transformation initiatives are more successful when they have buy-in across the business.

Strategic and Channel Partners:

•	Launched the new Splunk Partner Portal to promote new joint business opportunities for resellers, MSPs and service providers in the Splunk Partner+ Program.

•	Sponsored and exhibited at Palo Alto Networks Ignite 2017 to display Splunk’s comprehensive cybersecurity approach and provide demonstrations of the Palo Alto Networks App for Splunk.

•	Sponsored the Puppet Enterprise 2017 State of DevOps Report, which found transformational leaders rely on automation and velocity is a key metric for DevOps success.

Recognition:

•	Recognized as one of LinkedIn’s Top Companies at attracting and retaining talent for the second year in a row.

•	Named one of the 40 Coolest Business Analytics Vendors in the CRN 2017 Big Data 100.

•
Splunk ES was honored with several industry awards: Best SIEM Solution in the SC Awards Europe 2017, Security Product of the Year in the U.K.’s National Technology Awards and top SIEM solution in the Computerworld Hong Kong Awards 2017.

Financial Outlook
The company is providing the following guidance for its fiscal third quarter 2018 (ending October 31, 2017):

•	Total revenues are expected to be between $307 million and $309 million.

•	Non-GAAP operating margin is expected to be approximately 8%.

The company is updating its previous guidance for its fiscal year 2018 (ending January 31, 2018):

•	Total billings are expected to be approximately $1.450 billion (was approximately $1.425 billion per prior guidance provided on May 25, 2017).

•	Total revenues are expected to be between $1.210 and $1.215 billion (was approximately $1.195 billion per prior guidance provided on May 25, 2017).

•	Non-GAAP operating margin is expected to be approximately 8% (unchanged from prior guidance).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets and adjustments related to a financing lease obligation.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal second quarter 2018 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through August 31, 2017 by dialing (855) 859-2056 and referencing Conference ID 65847645.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue, billings, and non-GAAP operating margin targets for the company’s fiscal third quarter and/or fiscal year 2018 in the paragraphs under “Financial Outlook” above and other statements regarding future growth, strategy, customer demand and penetration, expanding use of Splunk by customers, and expected benefits of new products and product innovations. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017, which is on file with the U.S. Securities and Exchange

Splunk Inc. | www.splunk.com

Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) is the market leader in analyzing machine data to deliver Operational Intelligence for security, IT and the business. Splunk® software provides the enterprise machine data fabric that drives digital transformation. More than 14,000 customers in over 110 countries use Splunk solutions in the cloud and on-premises. Join millions of passionate users by trying Splunk software for free: http://www.splunk.com/free-trials.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2017 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Revenues
License	$142,851	$115,695	$259,577	$216,687
Maintenance and services	137,113	97,058	262,835	182,018
Total revenues	279,964	212,753	522,412	398,705
Cost of revenues
License	3,159	2,868	6,087	5,830
Maintenance and services	56,717	41,748	111,952	78,286
Total cost of revenues	59,876	44,616	118,039	84,116
Gross profit	220,088	168,137	404,373	314,589
Operating expenses
Research and development	71,774	67,224	143,072	134,595
Sales and marketing	191,284	150,228	365,232	295,379
General and administrative	39,139	34,312	75,635	66,385
Total operating expenses	302,197	251,764	583,939	496,359
Operating loss	(82,109)	(83,627)	(179,566)	(181,770)
Interest and other income (expense), net
Interest income (expense), net	(164)	(797)	(692)	(1,200)
Other income (expense), net	(874)	(1,063)	(1,482)	(2,188)
Total interest and other income (expense), net	(1,038)	(1,860)	(2,174)	(3,388)
Loss before income taxes	(83,147)	(85,487)	(181,740)	(185,158)
Income tax provision	353	1,110	1,691	2,335
Net loss	$(83,500)	$(86,597)	$(183,431)	$(187,493)

Basic and diluted net loss per share	$(0.60)	$(0.65)	$(1.33)	$(1.42)

Weighted-average shares used in computing basic and diluted net loss per share	139,063	133,041	138,436	132,310

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2017	January 31, 2017
Assets
Current assets
Cash and cash equivalents	$419,810	$421,346
Investments, current portion	663,737	662,096
Accounts receivable, net	208,082	238,281
Prepaid expenses and other current assets	49,412	38,650
Total current assets	1,341,041	1,360,373
Investments, non-current	5,000	5,000
Property and equipment, net	161,954	166,395
Intangible assets, net	34,577	37,713
Goodwill	138,681	124,642
Other assets	22,901	24,423
Total assets	$1,704,154	$1,718,546
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,984	$7,503
Accrued payroll and compensation	93,843	100,092
Accrued expenses and other liabilities	84,002	81,071
Deferred revenue, current portion	482,196	478,707
Total current liabilities	669,025	667,373
Deferred revenue, non-current	167,004	146,752
Other liabilities, non-current	100,163	99,260
Total non-current liabilities	267,167	246,012
Total liabilities	936,192	913,385
Stockholders’ equity
Common stock	140	137
Accumulated other comprehensive loss	(1,349)	(3,013)
Additional paid-in capital	1,973,386	1,828,821
Accumulated deficit	(1,204,215)	(1,020,784)
Total stockholders’ equity	767,962	805,161
Total liabilities and stockholders’ equity	$1,704,154	$1,718,546

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net loss	$(83,500)	$(86,597)	$(183,431)	$(187,493)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,813	8,174	19,916	14,635
Amortization of investment premiums	125	189	342	447
Stock-based compensation	92,367	88,863	182,422	180,233
Deferred income taxes	(967)	(192)	(866)	(698)
Excess tax benefits from employee stock plans	—	(335)	—	(1,027)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(36,822)	(32,655)	30,199	50,403
Prepaid expenses, other current and non-current assets	(826)	4,942	(7,883)	(3,177)
Accounts payable	1,249	166	1,963	265
Accrued payroll and compensation	4,724	2,742	(6,264)	(30,985)
Accrued expenses and other liabilities	12,617	16,470	4,407	13,579
Deferred revenue	23,408	16,582	23,741	17,856
Net cash provided by operating activities	23,188	18,349	64,546	54,038
Cash flows from investing activities
Purchases of investments	(218,224)	(173,741)	(340,697)	(316,528)
Maturities of investments	175,200	157,155	338,265	290,275
Acquisition, net of cash acquired	(17,223)	—	(17,223)	—
Purchases of property and equipment	(2,908)	(10,541)	(8,513)	(14,250)
Other investment activities	—	(3,500)	—	(3,500)
Net cash used in investing activities	(63,155)	(30,627)	(28,168)	(44,003)
Cash flows from financing activities
Proceeds from the exercise of stock options	486	3,939	1,973	5,603
Excess tax benefits from employee stock plans	—	335	—	1,027
Proceeds from employee stock purchase plan	19,282	15,183	19,282	15,183
Taxes paid related to net share settlement of equity awards	(26,647)	(25,091)	(59,109)	(46,822)
Repayment of financing lease obligation	(485)	—	(802)	—
Net cash used in financing activities	(7,364)	(5,634)	(38,656)	(25,009)
Effect of exchange rate changes on cash and cash equivalents	714	(384)	742	382
Net decrease in cash and cash equivalents	(46,617)	(18,296)	(1,536)	(14,592)
Cash and cash equivalents at beginning of period	466,427	428,245	421,346	424,541
Cash and cash equivalents at end of period	$419,810	$409,949	$419,810	$409,949

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, adjustments related to a financing lease obligation and the partial release of the valuation allowance due to acquisition. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. The non-GAAP financial measures are adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The annual non-GAAP tax rate applied to the three and six months ended July 31, 2017 was 27%. Splunk will utilize this annual non-GAAP tax rate in fiscal 2018 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment, and billings, which represents revenues plus the change in deferred revenue during the period. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, the partial release of the valuation allowance due to acquisition and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet. Splunk considers billings to be a useful measure for management and investors because it provides visibility into Splunk’s sales activity for a particular period, which is not necessarily reflected in its revenues given that Splunk recognizes term licenses and subscriptions for cloud services ratably.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$23,188	$18,349	$64,546	$54,038
Less purchases of property and equipment	(2,908)	(10,541)	(8,513)	(14,250)
Free cash flow (non-GAAP)	$20,280	$7,808	$56,033	$39,788
Net cash used in investing activities	$(63,155)	$(30,627)	$(28,168)	$(44,003)
Net cash used in financing activities	$(7,364)	$(5,634)	$(38,656)	$(25,009)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2017

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Partial release of the valuation allowance due to acquisition	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$59,876	$(8,410)	$(277)	$(2,870)	$309		$—	$—	$48,628
Gross margin	78.6%	3.0%	0.1%	1.0%	(0.1)%		—%	—%	82.6%
Research and development	71,774	(25,991)	(559)	(55)	495		—	—	45,664
Sales and marketing	191,284	(42,652)	(1,185)	(1,316)	1,174		—	—	147,305
General and administrative	39,139	(15,314)	(377)	—	227		—	—	23,675
Operating income (loss)	(82,109)	92,367	2,398	4,241	(2,205)		—	—	14,692
Operating margin	(29.3)%	32.9%	0.9%	1.5%	(0.8)%		—%	—%	5.2%
Income tax provision	353	—	—	—	—		546	3,356	4,255
Net income (loss)	$(83,500)	$92,367	$2,398	$4,241	$(99)	(2)	$(546)	$(3,356)	$11,505
Net income (loss) per share(1)	$(0.60)								$0.08
_________________________
(1) GAAP net loss per share calculated based on 139,063 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 142,852 diluted weighted-average shares of common stock, which includes 3,789 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$44,616	$(7,310)	$(208)	$(2,886)	$259		$—	$34,471
Gross margin	79.0%	3.4%	0.1%	1.4%	(0.1)%		—%	83.8%
Research and development	67,224	(27,742)	(676)	(59)	555		—	39,302
Sales and marketing	150,228	(39,371)	(791)	(151)	1,131		—	111,046
General and administrative	34,312	(14,440)	(388)	—	251		—	19,735
Operating income (loss)	(83,627)	88,863	2,063	3,096	(2,196)		—	8,199
Operating margin	(39.3)%	41.7%	1.0%	1.5%	(1.0)%		—%	3.9%
Income tax provision	1,110	—	—	—	—		651	1,761
Net income (loss)	$(86,597)	$88,863	$2,063	$3,096	$(147)	(2)	$(651)	$6,627
Net income (loss) per share(1)	$(0.65)							$0.05
_________________________
(1) GAAP net loss per share calculated based on 133,041 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 136,430 diluted weighted-average shares of common stock, which includes 3,389 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.0 million of interest expense related to the financing lease obligation.
(3) For consistency, prior year non-GAAP net loss has been adjusted to reflect the tax effect of the non-GAAP adjustments based on the annual effective tax rate of 21%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2017

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Partial release of the valuation allowance due to acquisition	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$118,039	$(16,602)	$(718)	$(5,519)	$615		$—	$—	$95,815
Gross margin	77.4%	3.2%	0.1%	1.1%	(0.1)%		—%	—%	81.7%
Research and development	143,072	(52,788)	(1,810)	(83)	1,026		—	—	89,417
Sales and marketing	365,232	(83,295)	(2,957)	(1,332)	2,344		—	—	279,992
General and administrative	75,635	(29,737)	(1,054)	—	464		—	—	45,308
Operating income (loss)	(179,566)	182,422	6,539	6,934	(4,449)		—	—	11,880
Operating margin	(34.4)%	35.0%	1.3%	1.3%	(0.9)%		—%	—%	2.3%
Income tax provision	1,691	—	—	—	—		546	1,523	3,760
Net income (loss)	$(183,431)	$182,422	$6,539	$6,934	$(228)	(2)	$(546)	$(1,523)	$10,167
Net income (loss) per share(1)	$(1.33)								$0.07
_________________________
(1) GAAP net loss per share calculated based on 138,436 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 142,602 diluted weighted-average shares of common stock, which includes 4,166 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $4.2 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$84,116	$(14,865)	$(470)	$(5,798)	$285		$—	$63,268
Gross margin	78.9%	3.7%	0.1%	1.5%	(0.1)%		—%	84.1%
Research and development	134,595	(56,948)	(1,432)	(130)	613		—	76,698
Sales and marketing	295,379	(79,604)	(1,817)	(302)	1,249		—	214,905
General and administrative	66,385	(28,816)	(829)	—	277		—	37,017
Operating income (loss)	(181,770)	180,233	4,548	6,230	(2,424)		—	6,817
Operating margin	(45.6)%	45.2%	1.1%	1.6%	(0.6)%		—%	1.7%
Income tax provision (benefit)	2,335	—	—	—	—		(871)	1,464
Net income (loss)	$(187,493)	$180,233	$4,548	$6,230	$1,117	(2)	$871	$5,506
Net income (loss) per share(1)	$(1.42)							$0.04
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(1) GAAP net loss per share calculated based on 132,310 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 135,348 diluted weighted-average shares of common stock, which includes 3,038 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $3.5 million of interest expense related to the financing lease obligation.
(3) For consistency, prior year non-GAAP net loss has been adjusted to reflect the tax effect of the non-GAAP adjustments based on the annual effective tax rate of 21%.

Reconciliation of Total Billings

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Total revenues	$279,964	$212,753	$522,412	$398,705
Increase in deferred revenue	23,408	16,582	23,741	17,856
Billings (non-GAAP)	$303,372	$229,335	$546,153	$416,561

Reconciliation of GAAP to Non-GAAP Cloud Gross Margin
Three Months Ended July 31, 2017

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Non-GAAP
Cloud revenues	$21,323	$—	$—	$21,323
Cloud cost of revenues	$15,575	$(742)	$(27)	$14,806
Cloud gross margin	27.0%	3.5%	0.1%	30.6%

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